Exhibit 99.(b)(8)(bb)(i)

                          FUND PARTICIPATION AGREEMENT

         THIS AGREEMENT, made and entered into this 1st day of May, 2007 (the "Agreement") by and among JEFFERSON NATIONAL LIFE INSURANCE COMPANY, organized under the laws of the State of Texas (the "Company"), on behalf of itself and each separate account of the Company named in Schedule A to this Agreement, as may be amended from time to time (each separate account referred to as the "Separate Account" and collectively as the "Separate Accounts"); NATIONWIDE VARIABLE INSURANCE TRUST, an open-end management investment company organized as a statutory trust under the laws of the State of Delaware (the "Trust"); and NATIONWIDE FUND DISTRIBUTORS LLC, a limited liability company organized under the laws of the State of Delaware and principal underwriter/distributor of the Trust (the "Distributor").

         WHEREAS, the Trust engages in business as an open-end diversified, management investment company and was established for the purpose of serving as the investment vehicle for separate accounts established for variable life insurance contracts and variable annuity contracts to be offered by insurance companies which have entered into participation agreements substantially similar to this Agreement (the "Participating Insurance Companies"), and

         WHEREAS, beneficial interests in the Trust are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (each, a "Fund" and collectively, the "Funds"); and

         WHEREAS, the Company, as depositor, has established the Separate Accounts to serve as investment vehicles for certain variable annuity contracts and variable life insurance policies and funding agreements offered by the Company set forth on Schedule A (the "Contracts"); and

         WHEREAS, the Separate Accounts are duly organized, validly existing segregated asset accounts, established by resolutions of the Board of Directors of the Company under the insurance laws of the State of Texas, to set aside and invest assets attributable to the Contracts; and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the Funds named in Schedule B, as such schedule may be amended from time to time (the "Designated Funds") on behalf of the Separate Accounts to fund the Contracts; and


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         WHEREAS, the Distributor is authorized to sell such shares of the
Designated Funds to unit investment trusts such as the Separate Accounts at net asset value.

         NOW, THEREFORE, in consideration of their mutual promises, the Company, the Trust and the Distributor agree as follows:

ARTICLE I - SALE OF FUND SHARES

1.1 The Distributor agrees to sell to the Company those shares of the Designated Funds which the Company orders on behalf of each Separate Account, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by the Trust or its designee of the order for the shares of the Trust. For purposes of this Section 1.1, the Company will be the designee of the Trust solely for the purpose of receiving such orders from each Separate Account and receipt by the Company will constitute receipt by the Trust; provided that the Company provides the Trust with a purchase order by 9:00 a.m. Eastern Time on the next following Business Day. "Business Day" will mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the Securities and Exchange Commission (the "SEC"). The Trust may net the redemption requests it receives from the Company under Section 1.3 of this Agreement against the purchase orders it receives from the Company under this Section 1.1 for each Designated Fund.

1.2 The Company will transmit payment for shares of any Designated Fund purchased by the end of the same Business Day an order to purchase shares of the Designated Fund is provided to the Trust in accordance with Section 1.1 (i.e., T + 1). Payment will be made in federal funds transmitted by wire.

1.3 The Trust agrees to redeem, upon the Company's request, any full or fractional shares of the Designated Funds held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Trust or its designee of the request for redemption. For purposes of this Section 1.3, the Company will be the designee of the Trust solely for receipt of requests for redemption from each Separate Account and receipt by the Company will constitute receipt by the Trust; provided that the Company provides the Trust with a redemption request by 9:00 a.m. Eastern Time on the next following Business Day. Payment will be made in federal funds transmitted by wire to the Company's account as designated by the Company in writing by the end of the same Business Day the Trust receives notice of the redemption order from the Company (i.e., T + 1). The Trust reserves the right to delay payment of redemption proceeds, but in no event may such payment be delayed longer than the period permitted under Section 22(e) of the Investment Company Act of 1940


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         (the "1940 Act"). The Trust will not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds; the Company alone will be responsible for such action. If a redemption request is received after 9:00 a.m. Eastern Time, such redemption request will be considered to be received on the next following
         Business Day and payment for redeemed shares will be made on the next following Business Day (i.e., T + 2).

1.4 The Company will not aggregate orders received from its Contract holders after close of the New York Stock Exchange (generally, 4:00 p.m. Eastern Time) ("Market Close") with orders received before Market Close, and warrants that its internal control structure concerning the processing and transmission of orders is suitably designed to prevent or detect on a timely basis orders received after Market Close from being aggregated with orders received before Market Close and to minimize errors that could result in late transmission of orders. Orders received by Company before Market Close will receive that day's net asset value and Orders received by Company after Market Close will receive the next day's net asset value.

1.5 Each purchase, redemption, and exchange order placed by the Company shall be placed separately for each Designated Fund and shall not be netted with respect to any other Designated Funds. However, with respect to payment of the purchase price by the Company and of redemption proceeds by the Trust, the Company and the Trust shall net purchase and redemption orders received under Section 1.1 and Section
         1.3 of this Agreement, respectively, with respect to each Designated Fund and shall transmit one net payment for all Designated Funds.

1.6 The Trust agrees to make shares of the Designated Funds available for as long as they are offered to the public for purchase at the applicable net asset value per share by Participating Insurance Companies and their separate accounts on those days on which the Trust calculates the net asset value of each Designated Fund pursuant to rules of the Commission; provided, however, that the Distributor may refuse to sell shares of any Designated Fund to any person, or suspend or terminate the offering of shares of any Designated Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in its sole discretion, acting in good faith and in light of its duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Designated Fund.

1.7 The Trust and the Distributor agree that shares of the Trust will be sold only to Participating Insurance Companies and their separate accounts, qualified pension and retirement plans or such other persons as are permitted under applicable provisions of the Internal Revenue Code of 1986, as amended, (the "Code"), and regulations promulgated thereunder, the sale to which will not impair the tax treatment currently afforded the Contracts. No shares of any Fund will be sold directly to the general public.


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1.7      The Trust will not sell Trust shares to any insurance company or separate account unless an agreement containing provisions substantially the same as those in Articles I, III, V, and VII of this Agreement are in effect to govern such sales.

1.8 The Company agrees to purchase and redeem the shares of the Designated Funds offered by the then current prospectus of the Trust in accordance with the provisions of such prospectus.

1.9 Issuance and transfer of the shares of the Designated Funds will be by book entry only. Stock certificates will not be issued to the Company or to any Separate Account. Purchase and redemption orders for shares of the Designated Funds will be recorded in an appropriate title for each Separate Account or the appropriate sub-account of each Separate Account.

1.10 The Trust will furnish same day notice (by electronic means) to the Company of the declaration of any income, dividends or capital gain distributions payable on each Designated Fund's shares. The Company hereby elects to receive all such income, dividends and distributions as are payable on the Fund shares in the form of additional shares of that Fund. The Trust will notify the Company of the number of shares so issued as payment of such dividends and distributions.

1.11 The Trust will make the net asset value per share for each Designated Fund available to the Company via electronic means on a daily basis as soon as reasonably practical after the net asset value per share is calculated and will use its best efforts to make such net asset value per share available by 6:30 pm, Eastern Time, each Business Day. If the Trust provides the Company materially incorrect net asset value per share information (as determined under SEC guidelines), the Company and the Trust shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share. Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported to the Company upon discovery by the Trust. Any administrative or other costs or losses incurred by Company for correcting underlying Contract owner accounts as a result of such material error shall be at Trust's expense.

1.12 Upon notice to the Company, the Trust reserves the right to reject any purchase orders, including exchanges, for any reason, including if the Trust or the Distributor believes holders of Contracts are engaging in short-term or excessive trading into and out of a Fund or otherwise engaging in trading that may be disruptive to a Fund ("Market Timing"). The Company agrees to cooperate with the Trust and/or Distributor to monitor for Market Timing by its Contract holders. Failure of either the Trust or the Distributor to reject any purchase orders that might be deemed to be Market Timing shall not constitute a waiver of either the Trust's or the Distributor's rights under this section.


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ARTICLE II - REPRESENTATIONS AND WARRANTIES

2.1 The Company represents and warrants that the Contracts are or will be registered under the Securities Act of 1933 (the "1933 Act"), or are exempt from registration thereunder, and that the Contracts will be issued and sold in compliance with all applicable federal and state laws. The Company further represents and warrants that: (i) it is an insurance company duly organized and in good standing under applicable law; (ii) it has legally and validly established each Separate Account as a separate account under the laws of the State of Texas; (iii) each Separate Account is or will be registered as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or is exempt from registration thereunder; and (iv) it will maintain such registration for so long as any Contracts are outstanding. The Company will amend each registration statement under the 1933 Act for the Contracts and the registration statement under the 1940 Act for the Separate Accounts from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company will register and qualify the Contracts for sale in accordance with the securities laws of the various states only if, and to the extent, deemed necessary by the Company.

2.2 Subject to the Trust's representations in Article III, the Company represents and warrants that the Contracts are currently and at the time of issuance will be treated as annuity contracts and/or life insurance policies (as applicable) under applicable provisions of the Code, and that it will maintain such treatment and that it will notify the Trust and the Distributor immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.3 The Company represents and warrants that it will not purchase shares of the Designated Fund(s) with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

2.4 The Trust represents and warrants that shares of the Designated Fund(s) sold pursuant to this Agreement will be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Trust is and will remain registered as an open-end, management investment company under the 1940 Act for as long as such shares of the Designated Fund(s) are sold. The Trust will amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust will register and qualify the shares of the Designated Fund(s) for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust or the Distributor.


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2.5      The Trust represents that it will use its best efforts to comply with any applicable state insurance laws or regulations as they may apply to the investment objectives, policies and restrictions of the Designated Funds, to the extent specifically requested in writing by the Company and to the extent that compliance with such laws will not materially interfere with the Trust's daily operations and investment activities. If the Trust cannot reasonably comply with such state insurance laws or regulations, it will so notify the Company in writing. The Trust makes no other representation as to whether any aspect of its operations (including, but not limited to, fees and expenses, and investment policies) complies with the insurance laws or regulations of any state. The Company represents that it will use its best efforts to notify the Trust of any restrictions imposed by state insurance laws that may become applicable to the Trust as a result of the Separate Accounts' investments therein. The Trust and the Distributor agree that they will furnish the information reasonably required by state insurance laws to assist the Company in obtaining the authority needed to issue the Contracts in various states.

2.6 The Trust represents and warrants that, to the extent that it decides to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, the Trust undertakes to have the Trustees, a majority of whom are not "interested" persons of the Trust, formulate and approve any plan under Rule 12b-1 to finance distribution expenses. The Trust shall notify the Company immediately upon determining to finance distribution expenses pursuant to a plan adopted in accordance with Rule 12b-1 under the 1940 Act.

2.7 The Trust represents that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with applicable provisions of the 1940 Act.

2.8 The Trust represents and warrants that all of its trustees, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Trust are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimal coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.9 The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities employed by the Company dealing with the money and/or securities of the Separate Accounts are covered by a blanket fidelity bond or similar coverage in an amount not less than required under applicable law. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company. The Company agrees to hold for the benefit of the Trust and to pay to the Trust any amounts lost from larceny, embezzlement or other

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         events covered by the aforesaid bond to the extent such amounts derive from activities described in this Agreement. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Trust in the event that such coverage no longer applies.

2.10 The Distributor represents and warrants that it: (i) is registered as a broker-dealer under the Securities and Exchange Act of 1934, as amended (the "1934 Act") and will remain duly registered under all applicable federal and state securities laws; (ii) is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"); (iii) serves as principal underwriter/distributor of the Trust; and (iv) will perform its obligations for the Trust in accordance in all material respects with the laws of the State of Delaware and any applicable state and federal securities laws.

ARTICLE III -COMPLIANCE

3.1 The Trust and the Distributor acknowledge that any failure (whether intentional or in good faith or otherwise) of any Designated Fund to comply with the requirements of Subchapter M of the Code or the diversification requirements of Section 817(h) of the Code may result in the Contracts not being treated as variable contracts for federal income tax purposes, which would have adverse tax consequences for Contract owners and could also adversely affect the Company's corporate tax liability. The Trust and the Distributor further acknowledge that any failure of any Designated Fund may result in costs and expenses being incurred by the Company in obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Designated Fund or as well as fees and expenses of legal counsel and other advisors to the Company and any federal income taxes, interest or tax penalties incurred by the Company in connection with any such failure of any Designated Fund.

3.2 The Trust represents and warrants that each Designated Fund is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and the Trust will maintain such qualification (under Subchapter M or any successor or similar provision) and that the Trust will notify the Company immediately upon having a reasonable basis for believing that a Designated Fund has ceased to so qualify or that such Designated Fund might not so qualify in the future.

3.3 The Trust represents that it will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder; including, but not limited to, that each Designated Fund will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, as amended from time to time, relating to


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         the diversification requirements for variable annuity, endowment, or life insurance contracts, and with Section 817(d) of the Code, relating to the definition of a variable contract, and any amendments or other modifications to such Section or Regulation. The Trust will notify the Company immediately upon having a reasonable basis for believing that the Trust or a Designated Fund thereunder has ceased to comply with the diversification requirements or that the Trust or a Designated Fund thereunder might not comply with the diversification requirements in the future. In the event of a breach of this representation by the Trust, it will take all reasonable steps to adequately diversify the affected Designated Fund so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5. The Trust shall provide Company a certification of its compliance with Section 817(h) of the Code and Treasury Regulation 1.817-5 within twenty (20) days of the end of each calendar quarter.

3.4 The Company hereby certifies that it has established and maintains an anti-money laundering ("AML") program that includes written policies, procedures and internal controls reasonably designed to identify its Contract holders and has undertaken appropriate due diligence efforts to "know its customers" in accordance with all applicable anti-money laundering regulations in its jurisdiction including, where applicable, the USA PATRIOT Act of 2001 (the "Patriot Act"). The Company further confirms that it will monitor for suspicious activity in accordance with the requirements of the Patriot Act.

ARTICLE IV - PROSPECTUS AND PROXY STATEMENTS; VOTING

4.1 The Trust or the Distributor, at its expense, will provide the Company with as many copies of the current Trust prospectus and any supplements thereto for the Designated Fund(s) as the Company may reasonably request for distribution to Contract owners at the time of Contract fulfillment and confirmation. The Trust will also provide as many copies of said prospectus as necessary for distribution to existing Contract owners. The Trust will provide the copies of said prospectus to the Company or to its mailing agent for distribution. To the extent that the Designated Fund(s) are one or more of several Funds of the Trust, the Trust is obligated to provide the Company only with disclosure related to the Designated Fund(s). If requested by the Company, in lieu thereof, the Trust or the Distributor will provide such documentation, including a final copy of a current prospectus set in type or camera-ready or electronic format, and other assistance as is reasonably necessary in order for the Company at least annually (or more frequently if the Trust prospectus is amended more frequently) to

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         have the new prospectus for the Contracts and the Trust's new prospectus printed together. The Trust or the Distributor will, upon request, provide the Company with a copy of the Trust's prospectus through electronic means to facilitate the Company's efforts to provide Trust prospectuses via electronic delivery.

4.2 The Trust's prospectus will state that the Statement of Additional Information (the "SAI") for the Trust is available and will disclose how investors can obtain the SAI.

4.3 The Trust, at its expense, will provide the Company or its mailing agent with copies of its proxy material, if any, with respect to the Designated Funds, reports to shareholders/Contract owners and other communications to shareholders/Contract owners in such quantity as the Company will reasonably require. The Company will distribute this proxy material, reports and other communications to existing Contract owners and will bill the Trust for the reasonable cost of such distribution.

4.4      If and to the extent required by law, the Company will:

         (a)      solicit voting instructions from Contract owners;

         (b) vote the shares of the Designated Funds held in the Separate Account in accordance with instructions received from Contract owners; and

         (c) vote shares of the Designated Funds held in the Separate Account for which no timely instructions have been received in the same proportion as shares of such Designated Fund for which instructions have been received from the Company's Contract owners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable Contract owners. The Company reserves the right to vote shares of the Designated Funds held in any segregated asset account in its own right, to the extent permitted by law. The Company will be responsible for assuring that the Separate Accounts participating in the Trust calculate voting privileges in a manner consistent with all legal requirements, including the Proxy Voting Procedures set forth in Schedule C and the Mixed and Shared Funding Order, as described in
         Section 7.1.

4.5 The Trust will comply with all provisions of the 1940 Act requiring voting by shareholders.

ARTICLE V - SALES MATERIAL AND INFORMATION

5.1 The Company shall not give any information or make any representations or statements on behalf of the Trust or Distributor or concerning the Trust, the Distributor or the Trust's investment adviser in connection with the Contracts other than information or representations contained in and accurately derived from the Trust's registration statement or prospectus (as such registration statement and prospectus may be amended or supplemented from time to time), reports of the Trust which are in the

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         public domain or approved by the Trust or the Distributor for distribution to Contract owners, Trust-sponsored proxy statements, or in sales literature or other promotional material provided or approved by the Trust or Distributor, except with the written permission of the Trust or Distributor.

5.2 The Trust or the Distributor shall not give any information or make any representations or statements on behalf of the Company or concerning the Company, each Separate Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts (as such registration statement or prospectus may be amended or supplemented from time to time), reports of the Separate Accounts or the Contracts which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other material provided or approved by the Company, except with permission of the Company.

5.3 The Company will provide to the Trust at least one complete copy of all definitive prospectuses, definitive SAI, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Contracts or each Separate Account, contemporaneously with the filing of each such document with the Commission or the NASD (except that with respect to post-effective amendments to such prospectuses and SAIs and sales literature and promotional material, only those prospectuses and SAIs and sales literature and promotional material that relate to or refer to the Trust or the Designated Funds will be provided.) In addition, the Company will provide to the Trust at least one complete copy of (i) a registration statement that relates to the Contracts or each Separate Account, containing representative and relevant disclosure concerning the Trust or the Designated Funds; and (ii) any post-effective amendments to any registration statements relating to the Contracts or such Separate Account that refer to or relate to the Trust or the Designated Funds.

5.4 For purposes of this Article V, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (i.e., on-line networks such as the Internet or other electronic messages)), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, SAIs, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD Conduct Rules, the 1933 Act or the 1940 Act.


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5.5      The Trust and the Distributor hereby consent to the Company's use of the names "Nationwide Variable Insurance Trust," "Nationwide Funds Group," "Nationwide Fund Advisors" and "Nationwide Fund Distributors LLC" as well as the names of the Designated Funds set forth in Schedule B of this Agreement, in connection with marketing the Contracts, subject to the terms of this Article V. The Trust and the Distributor hereby consent to the use of any trademark, trade name, service mark or logo used by the Trust and the Distributor, subject to the Trust's and/or the Distributor's approval of such use and in accordance with reasonable requirements of the Trust or the Distributor. Such consent will terminate with the termination of this Agreement. The Company agrees and acknowledges that either of the Trust, its investment adviser or the Distributor are the owner of the name, trademark, trade name, service mark and logo and that all use of any designation comprised in whole or in part of the name, trademark, trade name, service mark and logo under this Agreement shall inure to the benefit of the Trust, its investment adviser and/or the Distributor.

ARTICLES VI - FEES, COSTS AND EXPENSES

6.1 Each party shall, in accordance with the allocation of expenses specified in this Agreement, reimburse the other party(ies) for expenses initially paid by one party but allocated to another party. In addition, nothing herein shall prevent the parties hereto from otherwise agreeing to perform and arranging for appropriate compensation for (i) for distribution and shareholder-related services under a plan adopted in accordance with Rule 12b-1 under the 1940 Act; and (ii) other services that are not primarily intended to result in the sale of shares of the Designated Funds, which are provided to Contract owners relating to the Designated Funds.

6.2 All expenses incident to performance by the Trust of this Agreement will be paid by the Trust or the Distributor to the extent permitted by law. All shares of the Designated Funds will be duly authorized for issuance and registered in accordance with applicable federal law and, to the extent deemed advisable by the Trust, in accordance with applicable state law, prior to sale. The Trust will bear the expenses for the cost of registration and qualification of the Trust's shares, including without limitation, the preparation of and filing with the SEC of Forms N-1A and Rule 24f-2 Notices on behalf of the Trust and payment of all applicable registration or filing fees (if applicable) with respect to shares of the Trust; preparation and filing of the Trust's prospectus, SAI and registration statement, proxy materials and reports; typesetting the Trust's prospectus; typesetting and printing proxy materials and reports to Contract owners; the preparation of all statements and notices required by any federal or state law; all taxes on the issuance or transfer of the Trust's shares; any expenses permitted to be paid or assumed by the Trust pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act; and other costs associated


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         with preparation and printing of prospectuses and SAIs for the
         Designated Funds in electronic or typeset format for distribution to Contract Owners.

6.3 The Company shall bear all expenses associated with the registration, qualification, and filing of the Contracts under applicable federal securities and state insurance laws; the cost of preparing, printing, and distributing the Contracts' prospectus and SAI; and the cost of printing and distributing annual individual account statements for Contract owners as required by state law.

ARTICLE VII - MIXED & SHARED FUNDING RELIEF

7.1 The Trust represents and warrants that it has received an order from the SEC granting Participating Insurance Companies and variable annuity separate accounts and variable life insurance separate accounts relief from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity separate accounts and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies (the "Mixed and Shared Funding Order"). If and to the extent that the Trust engages in Mixed and Shared funding as contemplated by the Mixed and Shared Funding Order, this Article VII shall apply. To that end, the parties to this Agreement agree that the conditions or undertakings specified in the Mixed and Shared Funding Order and that may be imposed on the Company, the Trust and/or its investment adviser by virtue of the receipt of such order by the SEC, will be incorporated herein by reference, and such parties agree to comply with such conditions and undertakings to the extent applicable to each such party.

7.2 The Trustees will monitor the Trust for the existence of any material irreconcilable conflict among the interests of the Contract owners of all separate accounts investing in the Trust. A material irreconcilable conflict may arise for a variety of reasons, including, but not limited to: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Fund are being managed; (e) a difference in voting instructions given by variable annuity contract owners and variable life insurance contract owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of Contract owners. The Board of Trustees will promptly inform the Company if it determines that a material irreconcilable conflict exists and the implications thereof. A majority of the Trustees will consist of persons who are not "interested" persons of the Trust.


March 1, 2005                                                      Page 12 of 26

7.3 The Company will promptly report any potential or existing conflicts of which it is aware to the Board of Trustees. The Company agrees to assist the Board of Trustees in carrying out its responsibilities under the Mixed and Shared Funding Order by promptly providing the Board of Trustees with all information reasonably necessary for the Trustees to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board of Trustees whenever Contract owner voting instructions are disregarded. The Board of Trustees will record in its minutes or other appropriate records, all reports received by it and all action with regard to a conflict.

7.4 If it is determined by a majority of the Trustees, or a majority of the disinterested Trustees of the Board, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies will, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested Trustees), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, up to and including: (a) withdrawing the assets allocable to some or all of the Separate Accounts from the relevant Fund and reinvesting such assets in a different investment medium, including another Fund, or submitting the question as to whether such segregation should be implemented by a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., variable annuity Contract owners or variable life insurance Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

7.5 If the Company's disregard of voting instructions could conflict with the majority of Contract owner voting instructions, and the Company's judgment represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the Separate Account's investment in the Trust and terminate this Agreement with respect to such Separate Account, and no charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after written notice is given that this provision is being implemented subject to applicable law but in any event consistent with the terms of the Mixed and Shared Funding Order. Until such withdrawal and termination is implemented, the Distributor and the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

7.6 If a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state insurance regulators, then the Company will withdraw the Separate Account's investment in the Trust and terminate this Agreement with respect to such Separate Account, subject to applicable law but in any event consistent with the terms of the Mixed and Shared Funding Order. Until such


March 1, 2005                                                      Page 13 of 26
         withdrawal and termination is implemented, the Distributor and the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust. Such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees.

7.7 For purposes of Sections 7.4 through 7.7 of this Agreement, a majority of the disinterested Trustees will determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Trust be required to establish a new funding medium for the Contracts. The Company will not be required by Section 7.4 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the material irreconcilable conflict.

7.8 The Company will at least annually submit to the Trustees such reports, materials, or data as the Trustees may reasonably request so that the Trustees may fully carry out the duties imposed upon the Trustees by the Mixed and Shared Funding Order, and said reports, materials and data will be submitted more frequently if deemed appropriate by the Trustees.

7.9 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3(T) is adopted, to provide relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Order, the Trust and/or the Company, as appropriate, will take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

7.10 The Company agrees to provide disclosure in Contract prospectuses regarding the potential risks of mixed and shared funding as may be appropriate. The Trust agrees that its prospectuses shall disclose, to the extent applicable, that its shares are offered to insurance company separate accounts that fund both annuity and life insurance contracts, that the interests of various contract owners designating the Trust as a vehicle for investment by their subaccounts may conflict, and that the Board of Trustees will monitor for the existence of any material conflicts and determine what action, if any, should be taken.

ARTICLE VIII - INDEMNIFICATION

8.1 The Company agrees to indemnify and hold harmless the Trust, the Distributor and each of their respective Trustees, directors, officers, employees and agents ("Trust Parties") and each person, if any, who controls a Trust Party within the meaning of Section 15 of the 1933 Act (collectively the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses


March 1, 2005                                                      Page 14 of 26

         (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or common law or otherwise, insofar as such
         Losses:

                  (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus or other offering material for the Contracts or in the Contracts themselves or in sales literature generated or approved by the Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Section 8.1), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Trust or Distributor for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Shares; or

                  (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Trust Documents as defined in Section 8.2(a)) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or Shares; or

                  (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents as defined in Section 8.2(a) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust or Distributor by or on behalf of the Company; or

                  (d) arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

                  (e) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

8.2 The Distributor and the Trust agree to indemnify and hold harmless the Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of
         Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this


March 1, 2005                                                      Page 15 of 26

         Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust Parties) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or other wise, insofar as such Losses:

                  (a) arise out of or are based upon any untrue statements or alleged untrue statement of any material fact contained in the registration statement or prospectus for the Trust (or any amendment or supplement thereto) (collectively, "Trust Documents" for the purposes of this Section 8.2), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust Parties by or on behalf of the Company for use in Trust Documents or otherwise for use in connection with the sale of the Contracts; or

                  (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents as defined in Section 8.1(a)) or wrongful conduct of a Trust Party or persons under its respective control, with respect to the sale or acquisition of the Contracts or Shares; or

                  (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Trust Parties; or

                  (d) arise out of or result from any failure by the Distributor or the Trust to provide the services or furnish the materials required under the terms of this Agreement; or

                  (e) arise out of or result from any material breach of any representation and/or warranty made by the Distributor or the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor or the Trust.

8.3 Neither the Company, the Distributor nor the Trust shall be liable under the indemnification provisions of Section 8.1 or 8.2, as applicable, with respect to any Losses incurred or assessed against any Indemnified Party to the extent such Losses arise out of or result from such Indemnified Party's willful


March 1, 2005                                                      Page 16 of 26
         misfeasance, bad faith or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

8.4 Neither the Company, the Distributor nor the Trust shall be liable under the indemnification provisions of Section 8.1 or 8.2, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the other party in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim shall not relieve that party from any liability which it may have to the Indemnified Party in the absence of Sections 8.1 and 8.2.

8.5 In case any such action is brought against the Indemnified Parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in such action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

ARTICLE IX - APPLICABLE LAW

9.1 This Agreement will be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Delaware.

9.2 This Agreement will be subject to the provisions of the 1933 Act, the 1934 Act and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Mixed and Shared Funding Order) and the terms hereof will be interpreted and construed in accordance therewith.

ARTICLE X - TERMINATION

10.1 This Agreement may be terminated by either party for any reason by sixty (60) days' advance written notice delivered to the other party.

10.2 This Agreement may be terminated at the option of either the Distributor or the Trust upon institution of formal proceedings against the Company by the NASD, the SEC, the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to


March 1, 2005                                                      Page 17 of 26
         the sale of the Contracts, the operation of a Separate Account, the administration of the Contracts or the purchase of the Trust's shares, or an expected or anticipated ruling, judgment or outcome which would, in the Trust's or the Distributor's respective reasonable judgment, materially impair the Company's ability to meet and perform the Company's obligations and duties hereunder.

10.3 This Agreement may be terminated at the option of the Trust or the Distributor if the Internal Revenue Service determines that the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if the Trust or Distributor reasonably believes that the Contracts may fail to so qualify.

10.4 This Agreement may be terminated by the Trust or the Distributor, at either's option, if either the Trust or the Distributor shall determine, in its sole judgment exercised in good faith, that either
         (1) the Company shall have suffered a material adverse change in its business or financial condition, (2) the Company shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of either the Trust or the Distributor, or (3) the Company breaches any obligation under this Agreement in a material respect and such breach shall continue unremedied for thirty (30) days after receipt by the Company of notice in writing from the Trust or Distributor of such breach.

10.5 This Agreement may be terminated at the option of the Company if (A) the Internal Revenue Service determines that any Fund fails to qualify as a "Regulated Investment Company" under the Code or fails to comply with the diversification requirements of Section 817(h) of the Code, or
         (B) the Company shall determine, in its sole judgment exercised in good faith, that either (1) the Trust or the Distributor shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company, or (2) the Trust or Distributor breaches any obligation under this Agreement in a material respect and such breach shall continue unremedied for thirty (30) days after receipt of notice in writing to the Trust or the Distributor from the Company of such breach.

10.6 Notwithstanding any termination of this Agreement, the Trust will, upon the mutual agreement of the parties hereto, continue to make available additional shares of the Trust pursuant to the terms and conditions of this Agreement, for all existing Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, if the Trust and Distributor so agree to make additional Shares available, the owners of the Existing Contracts will be permitted to reallocate investments in the Trust (as in effect on such date), redeem investments in the Trust and/or invest in the Trust upon the making of additional purchase payments under the Existing Contracts.


March 1, 2005                                                      Page 18 of 26

10.7     In the event of a termination of this Agreement pursuant to this
         Article X, the Trust and the Distributor shall promptly notify the Company in writing whether the Distributor and the Trust will continue to make Trust shares available after such termination; if the Distributor and the Trust will continue to make Trust shares so available, the provisions of this Agreement shall remain in effect except for Section 10.1 and thereafter either the Trust, Distributor or the Company may terminate the Agreement as so continued pursuant to this Section 10.7 upon prior written notice to the other parties, such notice to be for a period that is reasonable under the circumstances but need not be greater than six months.

10.8 The provisions of Article VIII shall survive the termination of this Agreement, and the provisions of Articles IV and VII shall survive the termination of this Agreement as long as shares of the Trust are held on behalf of Contract owners in accordance with Section 10.7.













March 1, 2005                                                      Page 19 of 26

ARTICLE XI - INFORMATION SHARING

11.1 AGREEMENT TO PROVIDE INFORMATION. The Company agrees to provide the Trust, upon written request, the taxpayer identification number ("TIN"), if known, of any or all Shareholder(s) of the account and the amount, date, name or other identifier of any registered representative(s) associated with the Shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by the Company during the period covered by the request.

11.1.1 PERIOD COVERED BY REQUEST. Requests must set forth a specific period, not to exceed 12 months from the date of the request, for which transaction information is sought. The Trust may request transaction information older than 12 months from the date of the request as it deems necessary to investigate compliance with policies established by the Trust for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Trust.

11.1.2 FORM AND TIMING OF RESPONSE. The Company agrees to transmit the requested information that is on its books and records to the Trust or its designee promptly, but in any event not later than five (5) business days, after receipt of a request. If the requested information is not on the Company's books and records, the Company agrees to: (i) provide or arrange to provide the requested information from Shareholders who hold an account with an indirect intermediary; or (ii) if directed by the Trust, block further purchases of Trust Shares from such indirect intermediary. In such instance, the Company agrees to inform the Trust whether it plans to perform (i) or (ii). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to the Trust should be consistent with the NSCC Standardized Data Reporting Format. For purposes of this provision, an "indirect intermediary" has the same meaning as in SEC Rule 22c-2 under the 1940 Act.

11.1.3 LIMITATIONS ON USE OF INFORMATION. The Trust agrees not to use the information received for marketing or any other similar purpose without the prior written consent of the Company.

11.2 AGREEMENT TO RESTRICT TRADING. The Company agrees to execute written instructions from the Trust to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Trust as having engaged in transactions of the Trust's Shares (directly or indirectly through the Company's account) that violate policies established by the Trust for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Trust.

11.2.1 FORM OF INSTRUCTIONS. Instructions must include the TIN, if known, and the specific restriction(s) to be executed. If the TIN is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.


March 1, 2005                                                      Page 20 of 26

11.2.2 TIMING OF RESPONSE. The Company agrees to execute instructions as soon as reasonably practicable, but not later than five business days after receipt of the instructions by the Company.

11.2.3 CONFIRMATION BY COMPANY. The Company must provide written confirmation to the Trust that instructions have been executed. The Company agrees to provide confirmation as soon as reasonably practicable, but not later than ten business days after the instructions have been executed.

11.3     DEFINITIONS.  For purposes of this section:

11.3.1 The term "Trust" includes the Distributor and the Trust's transfer agent. The term not does include any "excepted funds" as defined in SEC Rule 22c-2(b) under the 1940 Act.

11.3.2 The term "Shares" means the interest of Shareholders or contract holders corresponding to the redeemable securities of record issued by the Trust under the 1940 Act that are held by the Company.

11.3.3 The term "Shareholder" means the contract holder or beneficial owner of Shares, whether the Shares are held directly or by the Company in nominee name.

11.3.4 The term "written" includes electronic writings and facsimile transmissions.

11.4     THE OBLIGATION OF COMPANY TO PROVIDE THE INFORMATION DESCRIBED IN
         SECTION 11.1 OF THIS AGREEMENT IS NOT EFFECTIVE UNTIL OCTOBER 16, 2007; PROVIDED, HOWEVER, THAT, PRIOR TO OCTOBER 16, 2007, COMPANY SHALL PROVIDE TRUST WITH SUCH INFORMATION AS IS NECESSARY FOR TRUST TO MONITOR FOR INAPPROPRIATE TRADING.

ARTICLE XII

         Any notice will be deemed duly given when sent by overnight courier or certified mail, return receipt requested, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties. All notices will be deemed given three (3) business days after the date received or rejected by the addressee:

IF TO THE COMPANY:
------------------

                  Jefferson National Life Insurance Company
                  9920 Corporate Campus Drive, Suite 1000
                  Louisville, Kentucky 40223
                  Attn:  General Counsel


IF TO THE TRUST:
----------------
                  Nationwide Variable Insurance Trust
                  1200 River Road, Suite 1000
                  Conshohocken, Pennsylvania  19428
                  Attn:  General Counsel



March 1, 2005                                                      Page 21 of 26

IF TO THE DISTRIBUTOR:
----------------------

                  Nationwide Fund Distributors LLC
                  1200 River Road, Suite 1000
                  Conshohocken, Pennsylvania  19428
                  Attn:  Dealer Services

ARTICLE XIII - MISCELLANEOUS

13.1 All persons dealing with the Trust must look solely to the property of the Trust or the Designated Funds for the enforcement of any claims against the Trust or the Designated Funds as neither the Trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Trust or the Designated Funds.

13.2 The Trust and the Distributor acknowledge that the identities of the customers of the Company or any of its affiliates (collectively the "Protected Parties" for purposes of this Section 13.2), information maintained regarding those customers, and all computer programs and procedures developed by the Protected Parties or any of their employees or agents in connection with the Company's performance of its duties under this Agreement are the valuable property of the Protected Parties. The Trust and the Distributor agree that if they come into possession of any list or compilation of the identities of or other information about the Protected Parties' customers, or any other property of the Protected Parties, other than such information as may be independently developed or compiled by the Trust and the Distributor from information supplied to them by the Protected Parties' customers who also maintain accounts directly with the Trust and the Distributor, the Trust and the Distributor will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with the Company' s prior written consent; or (b) as required by law or judicial process. The Trust and the Distributor acknowledge that any breach of the agreements in this Section 13.2 would result in immediate and irreparable harm to the Protected Parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the Protected Parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

13.3 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.


March 1, 2005                                                      Page 22 of 26

13.4 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

13.5 If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement will not be affected thereby.

13.6 This Agreement will not be assigned by any party hereto without the prior written consent of all the parties.

13.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal law.

13.8 The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

13.9 Each party to this Agreement will cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

13.10 Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or trust action, AS applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.




                                 JEFFERSON NATIONAL LIFE INSURANCE COMPANY




                                 By: ______________________________


                                 NATIONWIDE VARIABLE INSURANCE TRUST





                                 By: ______________________________



                                 NATIONWIDE FUND DISTRIBUTORS LLC

                                 By: ______________________________





March 1, 2005                                                      Page 23 of 26

                             PARTICIPATION AGREEMENT

                                   SCHEDULE A

The following Separate Accounts of the Company are permitted in accordance with the provisions of this Agreement to invest in Funds of the Trust shown in Schedule B:


NAME OF SEPARATE ACCOUNT:
Jefferson National Life Annuity Account G


NAME OF SEPARATE ACCOUNT:




NAME OF SEPARATE ACCOUNT:









March 1, 2005                                                      Page 24 of 26

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                             PARTICIPATION AGREEMENT

                                   SCHEDULE B

The Separate Account(s) shown on Schedule A may invest in the following Designated Funds of the Trust:

NVIT Mid Cap Index Fund                           Class ID

NVIT S&P 500 Index Fund                           Class ID

NVIT Bond Index Fund                              Class ID

NVIT International Index Fund                     Class ID

NVIT Small Cap Index Fund                         Class ID

























March 1, 2005                                                      Page 26 of 26